EXHIBIT 10.15

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS

EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON

TRANSFER SET FORTH IN SECTION 4 OF THIS WARRANT

Warrant No. 1	Number of Shares: 100,000 (subject to adjustment)

Effective Date of Issuance:  January 9, 2001

PLC SYSTEMS INC.

Common Stock Purchase Warrant

PLC Systems Inc., a Yukon Territory corporation (the “Company”), for value received, hereby certifies that Prudential Vector Healthcare Group, a unit of Prudential Securities Incorporated, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the Vesting Date (as defined in Section 8 hereof) and on or before 5:00 p.m. (Boston time) on January 9, 2006, One Hundred Thousand (100,000) shares of Common Stock, no par value per share, of the Company, at a purchase price of $1.00 per share.  The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.

1.             Exercise.

(a)           This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by the Registered Holder or by the Registered Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.

(b)           The Registered Holder may, at its option, elect to pay some or all of the Purchase Price payable upon an exercise of this Warrant by cancelling a portion of this Warrant exercisable for such number of Warrant Shares as is determined by dividing (i) the total Purchase Price payable in respect of the number of Warrant Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per share of Common Stock (as defined below) as of the Exercise Date (as defined in subsection 1(c) below) over the Purchase Price per share.  If the Registered Holder wishes to exercise this Warrant pursuant to this method of payment with respect to the maximum number of Warrant Shares purchasable pursuant to this method, then the number of Warrant Shares so purchasable shall be equal to the total number of Warrant Shares, minus the product obtained by multiplying (x) the total number of Warrant Shares by (y) a fraction, the numerator of which shall be the Purchase Price per share and the denominator of which shall be the Fair Market Value per share of Common Stock as of the Exercise Date.  The Fair Market Value per share of Common Stock shall be determined as follows:

(i)            If the Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii)).

(ii)           If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under an employee benefit plan of the Company); and, upon request of the Registered Holder, the Board of Directors (or a representative thereof) shall promptly notify the Registered Holder of the Fair Market Value per share of Common Stock.  Notwithstanding the foregoing, if the Board of Directors has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board of Directors shall make a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made.

(c)           Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) above (the “Exercise Date”).  At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(d)           As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

(i)            a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and

(ii)           in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the sum of (a) the number of such shares purchased by the Registered Holder upon such exercise plus (b) the number of Warrant

Shares (if any) covered by the portion of this Warrant cancelled in payment of the Purchase Price payable upon such exercise pursuant to subsection 1(b) above.

(e)           All Warrant Shares issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable and free of any preemptive rights.  The Company shall pay all taxes and other governmental charges that may be imposed with respect to the issuance or delivery thereof.  The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for Warrant Shares issuable upon exercise of this Warrant in any name other than that of the Registered Holder, and in such case the Company shall not be required to issue or deliver any share certificate until such tax or other charge has been paid or it has been established to the reasonable satisfaction of the Company that no such tax or other charge is due.

2.             Adjustments.

(a)           Diluting Issuances.

(i)            Definitions.  For purposes of this Section 2, the following definitions shall apply:

(A)          “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(B)           “Original Issue Date” shall mean the effective date of issue of this Warrant.

(C)           “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(D)          “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to subsection 2(a)(iii) below, deemed to be issued) by the Company after the Original Issue Date, other than:

(I)            shares of Common Stock issued or issuable upon conversion or exchange of any Convertible Securities or exercise of any Options outstanding on the Original Issue Date;

(II)           shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that are covered by subsections 2(b) or 2(c) below; or

(III)         shares of Common Stock (or Options with respect thereto) issued or issuable to employees or directors of, or consultants to, the Company pursuant to a plan or arrangement approved by the Board of Directors of the Company or a committee thereof.

(ii)           No Adjustment of Purchase Price.  No adjustments to the Purchase Price shall be made unless the consideration per share (determined pursuant to subsection 2(a)(v)) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Purchase Price in effect immediately prior to the issue of such Additional Shares.

(iii)          Issue of Securities Deemed Issue of Additional Shares of Common Stock.  If the Company at any time or from time to time after the Original Issue Date shall issue any Options (excluding Options covered by subsection 2(a)(i)(D)(III) above) or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to subsection 2(a)(v) hereof) of such Additional Shares of Common Stock would be less than the Purchase Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

(A)          No further adjustment in the Purchase Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(B)           If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, then upon the exercise, conversion or exchange thereof, the Purchase Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(C)           Upon the expiration or termination of any such unexercised Option, the Purchase Price shall not be readjusted, but the Additional Shares of Common Stock deemed issued as the result of the original issue of such Option shall not be deemed issued for the purposes of any subsequent adjustment of the Purchase Price;

(D)          In the event of any change in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Purchase Price then in effect shall forthwith be readjusted to such

Purchase Price as would have obtained had the adjustment which was made upon the issuance of such Option or Convertible Security not exercised, converted or exchanged prior to such change been made upon the basis of such change; and

(E)           No readjustment pursuant to clause (B) or (D) above shall have the effect of increasing the Purchase Price to an amount which exceeds the lower of (i) the Purchase Price on the original adjustment date, or (ii) the Purchase Price that would have resulted from any issuances of Additional Shares of Common Stock between the original adjustment date and such readjustment date.

In the event the Company, after the Original Issue Date, amends the terms of any such Options or Convertible Securities (whether such Options or Convertible Securities were outstanding on the Original Issue Date or were issued after the Original Issue Date), then such Options or Convertible Securities, as so amended, shall be deemed to have been issued after the Original Issue Date and the provisions of this subsection 2(a)(iii) shall apply.

(iv)          Adjustment of Purchase Price Upon Issuance of Additional Shares of Common Stock.

(A)          In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to subsection 2(a)(iii)), without consideration or for a consideration per share less than the Purchase Price in effect immediately prior to such issue, then and in such event, such Purchase Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Purchase Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Purchase Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this subsection 2(a)(iv), all shares of Common Stock issuable upon exercise, conversion or exchange of Options or Convertible Securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon exercise, conversion or exchange of such outstanding Options or Convertible Securities shall not give effect to any adjustments to the exercise, conversion or exchange price or exercise, conversion or exchange rate of such Options or Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

(B)           Notwithstanding the foregoing, the applicable Purchase Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.05, but any such amount shall be carried forward and reduction with respect thereto shall be made at the time of and together with any subsequent reduction which, together with such amount and any other amount or amounts so carried forward, shall aggregate $.05 or more.

(v)           Determination of Consideration.  For purposes of this subsection 2(a), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

(A)          Cash and Property:  Such consideration shall:

(I)            insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest;

(II)           insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(III)         in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (I) and (II) above, as determined in good faith by the Board of Directors.

(B)           Options and Convertible Securities.  The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to subsection 2(a)(iii), relating to Options and Convertible Securities, shall be determined by dividing

(x)            the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(y)           the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(vi)          Multiple Closing Dates.  In the event the Company shall issue on more than one date Additional Shares of Common Stock which are comprised of shares of the same series or class of Preferred Stock, and such issuance dates occur within a period of no more than 120 days, then, upon the final such issuance, the Purchase Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the final such issuance (and without giving effect to any adjustments as a result of such prior issuances within such period).

(b)           Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased.  If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c)           Adjustment for Certain Dividends and Distributions.  In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

(1)           the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)           the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(d)           Adjustment in Number of Warrant Shares.  When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(a), 2(b) or 2(c), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

(e)           Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Registered Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.

(f)            Adjustment for Mergers or Reorganizations, etc.  If there shall occur any reorganization, recapitalization, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(b), 2(c) or 2(e)), then, following any such reorganization, recapitalization, consolidation or merger, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive if, immediately prior to such reorganization, recapitalization, consolidation or merger, the Registered Holder had held the number of shares of Common Stock subject to this Warrant. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

(g)           Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, upon the written request at any time of the Registered Holder, furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3.             Fractional Shares.  The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b) above.

4.             Requirements for Transfer.

(a)           This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act of 1933, as amended (the “Act”), or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act.

(b)           Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is a corporation to a wholly owned subsidiary of such corporation, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 4, or (ii) a transfer made in accordance with Rule 144 under the Act.

(c)           Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Act.

5.             No Impairment.  The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6.             Notices of Record Date, etc.  In the event:

(a)           the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b)           of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

(c)           of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be mailed at least ten days prior to the record date or effective date for the event specified in such notice.

7.             Reservation and Listing of Stock.

(a)           The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.

(b)           The Company shall prepare and file with the American Stock Exchange (or such other securities exchange or automated quotation system on which the Common Stock of the Company is then listed) (the “Applicable Stock Exchange”) an application (the “Listing Application”) to list the Warrant Shares on the Applicable Stock Exchange.  The Company shall promptly notify the Registered Holder of the approval of the Listing Application.

8.             Vesting Date.  As used herein, the term “Vesting Date” shall mean the earliest to occur of (i) the date of approval of the Listing Application by the Applicable Stock Exchange; (ii) the date on which the Company’s Common Stock ceases to be listed on the American Stock Exchange or listed or quoted on another securities exchange or automated quotation system which requires that the Company list the Warrant Shares; and (iii) the date of any reorganization, recapitalization, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(b), 2(c) or 2(e)).

9.             Exchange of Warrants.  Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

10.           Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11.           Transfers, etc.

(a)           The Company will maintain a register containing the name and address of the Registered Holder of this Warrant.  The Registered Holder may change its or his address as shown on the warrant register by written notice to the Company requesting such change.

(b)           Subject to the provisions of Section 4 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company.

(c)           Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12.           Representations of the Registered Holder.  The Registered Holder of this Warrant represents and warrants to the Company as follows:

(a)           Investment.  The Registered Holder is acquiring this Warrant and the Warrant Shares issuable upon the exercise of this Warrant, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, except as otherwise may be permitted under applicable securities laws.

(b)           Authority.  The Registered Holder has full power and authority to enter into and to perform this Warrant in accordance with its terms.  The Registered Holder has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

(c)           Experience.  The Registered Holder has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Registered Holder the opportunity to ask questions and receive answers concerning the terms and conditions of this Warrant and the Warrant Shares and to obtain any additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided by the Company to the Registered Holder; and the Registered Holder has adequate net worth and means of providing for his or its current needs and personal contingencies to sustain a complete loss of his or its investment in the Company; the Registered Holder’s overall commitment to investments which are not readily marketable is not disproportionate to his or its net worth and the Registered Holder’s investment in this Warrant and the Warrant Shares issuable upon exercise of this Warrant will not cause such overall commitment to become excessive.

(d)           Accredited Investor.  The Registered Holder is an Accredited Investor within the definition set forth in Rule 501(a) promulgated under the Securities Act.

13.           Mailing of Notices, etc.  All notices and other communications from the Company to the Registered Holder shall be mailed by first-class certified or registered mail, postage prepaid, to the address last furnished to the Company in writing by the Registered Holder.  All notices and other communications from the Registered Holder or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its principal office set forth below.  If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice.

14.           No Rights as Stockholder.  Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company.  Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

15.           Change or Waiver.  Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

16.           Section Headings.  The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

17.           Governing Law.  This Warrant will be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).

18.           Supplying Information.  The Company shall cooperate with each Registered Holder of a Warrant in supplying such information as may be reasonably necessary for such Holder to complete and file any information reporting forms presently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant.

19.           Limitation of Liability.  No provision hereof, in the absence of affirmative action by the Holder to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Registered Holder hereof, shall give rise to any liability of such Registered Holder for the purchase price of any Warrant Shares or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

20.           Remedies.  Each Registered Holder of the Warrant and Warrant Shares, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights hereunder.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of the Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

21.           Successors and Assigns.  Subject to the provisions of Sections 11(c), this Warrant and rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of the Registered Holder.  The provisions of this Warrant are intended to be for the benefit of all the Registered Holders from time to time of this Warrant and shall be enforceable by any such Holder.

22.           Amendment.  This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Registered Holder.

23.           Severability.  Whenever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Warrant.

EXECUTED effective as of the date of issuance indicated above.

PLC SYSTEMS INC.

	By:	/s/ James G. Thomasch
	Title:	Vice President and
Chief Financial Officer

ATTEST:

/s/ Michelle Cannata

EXHIBIT I

PURCHASE FORM

To:	Dated:

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.       ), hereby irrevocably elects to purchase (check applicable box):

☐                          shares of the Common Stock covered by such Warrant; or

☐            the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 1(b).

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $             .  Such payment takes the form of (check applicable box or boxes):

☐            $              in lawful money of the United States; and/or

☐            the cancellation of such portion of the attached Warrant as is exercisable for a total of               Warrant Shares (using a Fair Market Value of $              per share for purposes of this calculation); and/or

☐            the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1(b).

Signature:

Address:

EXHIBIT II

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                                 hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No.           ) with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:	Signature:
Signature Guaranteed:

By:
The signature should be guaranteed by an
eligible guarantor institution (banks,
stockbrokers, savings and loan associations
and credit unions with membership in an
approved signature guarantee medallion
program) pursuant to Rule 17Ad-15 under
the Securities Exchange Act of 1934.